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                                                                   Exhibit 10.29

                                                           [QUESTCOR LETTERHEAD]

                                                          Charles J. Casamento
                                                       Chairman, President & CEO

November 6, 2003

R. Jerald Beers
3260 Whipple Road
Union City, CA 94587

Dear Jerry:

                  Questcor Pharmaceuticals, Inc., a California corporation ("Questcor"), considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In connection with this, Questcor's Board of Directors (the "Board") and the Compensation Committee of the Board (the "Compensation Committee") recognize that, as is the case with many publicly held corporations, the possibility of a change in control of Questcor may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of Questcor and its stockholders.

                  Accordingly, the Board and the Compensation Committee have decided to reinforce and encourage your continued attention and dedication to your assigned duties without the distraction arising from the possibility of a change in control of Questcor. In order to induce you to remain in the employ of Questcor and its direct and indirect, majority-owned subsidiaries (collectively, the "Company"), Questcor hereby agrees that after this letter agreement (this "Agreement") has been fully executed and delivered by Questcor and you, you shall be entitled to receive the benefits set forth in this Agreement in the event of certain Changes in Control (as defined in this Agreement). Upon the execution and delivery of this Agreement, any prior severance agreement between you and the Company shall terminate and be of no further force or effect.

                  In the event that a Change in Control occurs, and you are employed by the Company, as a full time employee of the Company at any time during the period commencing 90 days prior to the Change in Control and ending on the Change in Control, all of your stock options under any plan of the Company that are then outstanding shall become vested and exercisable immediately prior to the Change in Control.

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                  Also, in the event that a Change in Control occurs, and your employment with the Company is terminated as a result of Involuntary Termination (as defined below) other than for Cause (as defined below), at any time within the fifteen (15) month period commencing ninety (90) days prior to such Change in Control, and you are a full-time employee of the Company at any time within the thirty (30) days prior to the termination of your employment with the Company, then you will be entitled to receive from Questcor a severance benefit, payable in cash in a lump sum payment, in an amount equal to the sum of: (i) twelve (12) months of base salary, and (ii) your prorated maximum bonus opportunity for the fiscal year of Questcor in which the termination of your employment occurs (the "Termination Fiscal Year"). Such payment will be paid not later than ten (10) days following such termination of employment. For purposes of determining your severance benefit, your monthly rate of base salary will equal your greatest monthly rate of base salary in effect during the thirty (30) days prior to the date of the termination of your employment (or, if greater, your monthly rate of base salary in effect immediately prior to the Change in Control), and your prorated maximum bonus opportunity for the Termination Fiscal Year will equal your maximum bonus opportunity under the Company's bonus and incentive compensation plans for the Termination Fiscal Year, multiplied by a fraction, the numerator of which is the number of days during the Termination Fiscal Year that have elapsed on the date of the termination of your employment, and the denominator of which is the number of days in the Termination Fiscal Year. For purposes of this Agreement, you will be treated as a full-time employee of the Company if you are regularly scheduled to work for the Company for not less than forty (40) hours per week. Furthermore, in the event you are entitled to receive a severance benefit under this paragraph as a result of your termination of employment: (i) if the Board (or the Compensation Committee thereof) has determined the amount of your bonus for the fiscal year of Questcor immediately preceding the Termination Fiscal Year (the "Prior Fiscal Year") prior to the Change in Control, and Questcor has not paid the bonus for the Prior Fiscal Year (if any) to you prior to such termination of employment, Questcor will pay your bonus (as so determined) for the Prior Fiscal Year to you, or (ii) if the Board (or the Compensation Committee thereof) has not determined the amount of your bonus for the Prior Fiscal Year prior to the Change in Control, Questcor will pay to you a bonus for the Prior Fiscal Year in an amount not less than your maximum bonus opportunity for the Prior Fiscal Year. For purposes of this paragraph, any reference to the fiscal year of the Company will include the fiscal year of any successor thereto. Such payment will be paid in cash in a lump sum payment not later than ten (10) days following such termination of employment.

                  In the event you are entitled to a severance benefit under this Agreement, then in addition to such severance benefit, you will receive such health, term life and disability insurance benefits coverage ("Company-Provided Coverage") as is provided to you (and your dependents, if applicable) immediately prior to the termination of your employment with the Company, for twelve (12) months following the termination of your employment, or until you become covered under another employer's group insurance plan or plans providing health, term life and disability insurance coverage, whichever occurs first. In addition, for fifteen (15) months following the termination of the Company-Provided Coverage, the Company will provide you (and your dependents, if applicable) with such health, term life and disability insurance benefits coverage as is provided to you (and your dependents, if applicable) immediately prior to the termination of your employment with the Company, at your election and expense. The benefits coverage provided under this paragraph will be under such terms and conditions (including benefits, premiums, deductibles and co-payments) as are at least as favorable as those in effect

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immediately prior to the date of termination of your employment (or, if more favorable, those in effect immediately prior to the Change in Control); provided, however, that, following the termination of the Company-Provided Coverage, your premiums for such benefits coverage will be based on the full cost of such coverage.

                  In the event that you are entitled to a severance benefit under this Agreement, then in addition to such severance benefit, you will have the right to require an extension of the exercise period of each of your then outstanding stock options under any plan of the Company (or any options into which any such options have been converted) for a period of two (2) years following the later of: (i) the termination of employment, or (ii) the expiration of a lock-up agreement (if any) imposed on the Company's optionees at the time of your termination of employment; provided, however, that in no event will such extension of such option extend beyond the expiration of the original term of the option.

                  For purposes of this Agreement, "Cause" means: (i) a material and willful violation of any federal or state law by you, (ii) the commission of a fraud by you against the Company, (iii) your repeated unexplained or unjustified absence from the Company, or (iv) your gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company.

                  Also, for purposes of this Agreement, a "Change in Control" will occur upon any of the following events: (i) upon the acquisition (other than from Questcor) by any person, entity or "group," within the meaning of
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act") (excluding, for this purpose, Questcor or its affiliates, or any employee benefit plan of Questcor or its affiliates which acquires beneficial ownership of voting securities of Questcor), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock, no par value, of Questcor or the combined voting power of Questcor's then outstanding voting securities entitled to vote generally in the election of directors; (ii) at the time individuals who, as of the date hereof, constitute the Board of Directors (the "Board") of Questcor (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election, or nomination for election by Questcor's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Questcor, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) immediately prior to the consummation by Questcor of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of Questcor immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of Questcor or the sale of all or substantially all of the assets of Questcor; or
(iv) the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

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                  Finally, for purposes of this Agreement, "Involuntary
Termination" means the termination of your employment with the Company either:
(i) by the Company, or (ii) by you upon 30 days' prior written notice to the Company as a result of any of the following, without your written consent: (A) a material reduction in job responsibilities inconsistent with your position with the Company and your prior responsibilities, (B) a reduction in your annual base compensation or bonus opportunity from the Company, (C) a requirement that you perform services at a principal location that is more than 50 miles from the principal location at which you perform services for the Company, (D) a material reduction in your benefits from the Company, or (E) a reduction of your regularly scheduled work hours for the Company to less than 40 hours per week. The principal location at which you perform services for the Company on the date of this Agreement is the Company's principal offices at 3260 Whipple Road, Union City, California 94587-1217.

                  Notwithstanding the foregoing, in the event that the Company sells, transfers or otherwise disposes of all or substantially all of the assets or business related to any business unit, division, department or operational unit of the Company, and you are offered employment with the purchaser or other acquiror of such assets or business, or accept employment with such purchaser or acquiror, within 30 days following the termination of your employment with the Company, you will thereupon cease to be eligible for severance benefits and Company-Provided Coverage under this Agreement, unless you reject such offer of employment, and the terms and conditions of employment offered by the purchaser or other acquiror would result in any of the following: (i) a material reduction in job responsibilities inconsistent with your position with the Company and your prior responsibilities, (ii) a reduction in your annual base compensation or bonus opportunity from the Company, (iii) a requirement that you perform services at a principal location that is more than 50 miles from the principal location at which you perform services for the Company, (iv) a material reduction in your benefits, or (v) a reduction of your regularly scheduled work hours to less than 40 hours per week. For purposes of this paragraph, a material reduction in your benefits will occur unless the terms and conditions of employment offered by the purchaser or acquiror would provide for severance benefits to you that are equal to or greater than the benefits to be provided under the terms of this Agreement.

                  As a condition to receiving your severance benefit under this Agreement, you will waive any and all claims against the Company and its affiliates. Such waiver will be a general release of claims, and will be substantially in the form of the general release attached as Exhibit A hereto (or in such other form of general release as Questcor will, in its sole discretion, determine). The general release will be executed and delivered by you prior to receiving your severance benefit, and your severance benefit will be paid 10 days after you execute and deliver the general release, unless you have revoked the general release.

                  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover attorneys' fees and other expenses and costs incurred in that action or proceeding, in addition to any other relief that may be granted.

                  Notwithstanding the immediately preceding paragraph, in the case of any legal action or other proceeding by you to enforce a benefit under this Agreement, or an alleged

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dispute, breach or default in connection with a benefit under this Agreement, regardless of whether you are successful or prevail: (i) the Company shall bear its attorneys' fees and other expenses and costs, and (ii) the Company shall reimburse you for your reasonable attorneys' fees and other reasonable expenses and costs, to the extent incurred in connection with such enforcement or attempted enforcement or alleged dispute, breach or default as part of the Initial Adjudication (as defined below), in addition to any other relief that may be granted. The Company shall not reimburse you for any attorneys' fees and other expenses and costs incurred in connection with such enforcement or attempted enforcement or alleged dispute, breach or default incurred by you following the Initial Adjudication. Such reimbursements of your attorneys' fees and other expenses and costs shall be made monthly not later than 30 days after the Company has received a copy of the written invoice evidencing such fees, expenses or costs. In the event that a court of competent jurisdiction determines that you have acted in connection with such enforcement or attempted enforcement, or alleged dispute, breach or default, in bad faith, or that your positions, claims or assertions were frivolous or without substantial basis, you shall repay to the Company any attorneys' fees and other expenses and costs paid by the Company to you pursuant to this paragraph. For the purposes of this Agreement, the "Initial Adjudication" shall mean the final order, decree or other adjudication of your claims by a court of competent jurisdiction with regard to such enforcement or attempted enforcement or such alleged dispute, breach or default.

                  This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

                  Please indicate your acceptance of this Agreement by returning a signed copy of this Agreement.

                                     Sincerely,

                                          /s/ Charles J. Casamento
                                          --------------------------

                                     Charles J. Casamento
                                     Chairman, President and CEO
                                     Questcor Pharmaceuticals, Inc.

                                     Date: December 1, 2003

Accepted by,

/s/ R. Jerald Beers
-----------------------------------

Date: December 14, 2003

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                                                                     EXHIBIT "A"

                             FORM OF GENERAL RELEASE

         1. General Release by Employee. In consideration for certain severance benefits from Questcor Pharmaceuticals, Inc. ("Questcor") under the Change in Control Agreement, dated __ , _____ (the "Agreement") between Questcor and ______________ ("Employee") and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employee does hereby release and forever discharge the "Company Releasees" herein, consisting of Questcor and each of Questcor's parents, subsidiaries, and affiliates, associates, members, owners, stockholders, predecessors, successors, heirs, assigns, employees, agents, directors, officers, partners, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which they now have or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Employee's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Federal Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Sarbanes-Oxley Act, as amended, the California Fair Employment and Housing Act, as amended, and the California Family Right Act, as amended. This Release shall also not apply to Employee's right to retirement and/or employee welfare benefits that have vested and accrued prior to his separation from employment with Questcor and its parents, subsidiaries and affiliates; or Employee's rights to indemnification under Section 2802 of the California Labor Code.

         2. RELEASE OF UNKNOWN CLAIMS. EMPLOYEE ACKNOWLEDGES THAT HE IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EMPLOYEE BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

                                       A-1

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         3.       Release of Age Discrimination Claims and Rights under the
Older Workers' Benefit Protection Act. Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims which Employee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621, et seq. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

                  (a) That this paragraph, this General Release and the Agreement are written in a manner calculated to be understood by Employee.

                  (b) The waiver and release of claims under the ADEA contained in this General Release do not cover rights or claims that may arise after the date on which Employee signs this General Release.

                  (c) The Agreement provides for consideration in addition to anything of value to which Employee is already entitled.

                  (d) Employee is advised to consult an attorney before signing this General Release.

                  (e) Employee is granted twenty-one (21) days (or forty-five (45) days, if this General Release is in connection with an exit incentive or other employment termination program) after Employee is presented with this General Release to decide whether or not to sign this General Release. If Employee executes this General Release prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney.

                  (f) If this General Release is in connection with an exit incentive or other termination program, Employee has received the information required to be disclosed under Section 7(f)(1)(H) of ADEA and the regulations thereunder.

                  (g) Employee will have the right to revoke the waiver and release of claims under the ADEA within seven (7) days of signing this General Release. In the event this General Release is revoked, the General Release executed concurrently herewith will be null and void in their entirety.

         4.       Manner and Consequences of Revocation of Release

                  (a) Manner of Revocation. In the event that Employee elects to revoke this General Release, he or she shall deliver within the time period prescribed above to the Chairperson of the Company's Board of Directors, a writing stating that he or she is revoking this General Release and subscribed by the Employee.

                  (b) Consequences of Revocation. In the event that Employee should elect to revoke this General Release as described in the paragraph above, this General Release shall be

                                       A-2

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null and void in its entirety, and Employee will not receive the benefits provided for under the Agreement.

         5. No Claims. Employee represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which Employee may have against the Releasees, or any of them. Employee agrees to indemnify and hold harmless the Releasees released by him or her from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting such assignment or transfer of any right or claims under any such assignment or transfer from Employee.

         6. Indemnification. Employee agrees that if he or she hereafter commence, join in, or in any manner seek relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then Employee will pay to the Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim; provided, however, that this Section 6 shall not apply to any claim or action to the extent it challenges the validity of this General Release under the ADEA.

                  The Parties further understand and agree that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.

                                       QUESTCOR PHARMACEUTICALS, INC.

                                       By:_____________________________________
                                          Title:_______________________________

                                       Date:___________________

                                       "EMPLOYEE"

                                       By:_____________________________________
                                                      Print Name

                                          _____________________________________
                                                      Signature

                                       Date:____________________

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